UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive, 816-860-5088

Investor Relations Contact: Begonya Klumb, 816-860-7906

UMB Announces Conference Call to Discuss Second Quarter Results

Kansas City, Mo. (July 12, 2006) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, will host a conference call to discuss the company's second quarter results on July 26, 2006, at 4 p.m. (CST). At that time, UMB Chairman and CEO Mariner Kemper, Chief Operating Officer Peter deSilva and Chief Financial Officer Mike Hagedorn will discuss the company's second quarter earnings, which will be released on July 25, 2006.

After opening remarks, the company's management intends to have a question-and-answer session limited to analysts. Other audience members, including company investors and media, may participate in the listen-only call mode. Interested parties may access the call by dialing one of the numbers below or logging on to one of the Web sites listed below at least 10 minutes before the start of the call:

U.S./Canada: (toll-free) 877-237-8809; Conference Code: 1726745.

International: 706-643-6479; Conference Code: 1726745.

Web: http://audioevent.mshow.com/302334 or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until August 1, 2006, by calling (U.S.) 800-642-1687 or (international) 706-645-9291. The replay pass code required for playback is conference ID #: 1726745. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations' area.

About UMB Financial Corporation:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 140 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

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